CUSIP No. 650111107

EXHIBIT N

Joint Filing Agreement

The undersigned agree that this Amendment No. 5 relating to the Class A Common Stock ($0.10 par value per share) of The New York Times Company shall be filed on the date hereof on behalf of the undersigned.

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By:	Harbinger Capital Partners Offshore Manager, L.L.C.

By:	HMC Investors, L.L.C.,
Managing Member

By:	/s/ Joel B. Piassick
	Name:	Joel B. Piassick
	Title:	Executive Vice President

HARBINGER CAPITAL PARTNERS OFFSHORE MANAGER, L.L.C.

By:	HMC Investors, L.L.C.,
Managing Member

By:	/s/ Joel B. Piassick
	Name:	Joel B. Piassick
	Title:	Executive Vice President

HMC INVESTORS, L.L.C.

By:	/s/ Joel B. Piassick
	Name:	Joel B. Piassick
	Title:	Executive Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

By:	Harbinger Capital Partners Special Situations GP, L.L.C.

By:	HMC – New York, Inc.,
Managing Member

By:	/s/ Joel B. Piassick
	Name:	Joel B. Piassick
	Title:	Executive Vice President

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CUSIP No. 650111107

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS GP, L.L.C.

By:	HMC – New York, Inc.,
Managing Member

By:	/s/ Joel B. Piassick
	Name:	Joel B. Piassick
	Title:	Executive Vice President

HMC – NEW YORK, INC.

By:	/s/ Joel B. Piassick
	Name:	Joel B. Piassick
	Title:	Executive Vice President

HARBERT MANAGEMENT CORPORATION

By:	/s/ Joel B. Piassick
	Name:	Joel B. Piassick
	Title:	Executive Vice President

/s/ Philip Falcone
Philip Falcone

/s/ Raymond J. Harbert
Raymond J. Harbert

/s/ Michael D. Luce
Michael D. Luce

/s/ Scott Galloway
Scott Galloway

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CUSIP No. 650111107

HARBINGER CAPITAL PARTNERS NY, LLC

By:	Harbinger Capital Partners Master Fund I, Ltd.,
Manager

By:	Harbinger Capital Partners Offshore Manager, L.L.C.,
Investment Manager

By:	/s/ Joel B. Piassick
	Name:	Joel B. Piassick
	Title:	Executive Vice President

FIREBRAND INVESTMENTS, LLC

By:	/s/ Scott Galloway
	Name:	Scott Galloway
	Title:	Founder and CIO

November 17, 2008

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